UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 11, 2004

Pierre Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	0-7277	56-0945643
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9990 Princeton Road,
Cincinnati, Ohio 45246
(Address of Principal Executive Offices)
(513) 874-8741
(Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

     On May 11, 2004, the shareholders of PF Management, Inc. ("PF Management"), the sole shareholder of Pierre Foods, Inc. (the "Company"), agreed to sell their shares of stock in PF Management to an affiliate of Madison Dearborn Capital Partners ("MDCP"). The sale is scheduled to close on or around June 30, 2004, subject to the satisfaction or waiver of conditions typical of leveraged buyout transactions, including (among others) these:

-	The buyer's receipt of, and reasonable satisfaction with, consents of certain of the Company's customers and suppliers and the acquiescence of federal antitrust authorities;

-	The absence at the closing of a material adverse change in the assets, liabilities, business, operations, results or condition of the Company and PF Management since November 29, 2003;

-	The buyer's receipt of, and reasonable satisfaction with, audited financial statements of the Company for the fiscal year ended March 6, 2004 and of PF Management for the same fiscal year and the two immediately preceding fiscal years;

-	The buyer's receipt of tenders of not less than a majority of the aggregate principal amount of the Company's 10-3/4% senior notes due 2006; and

-	The buyer's receipt of financing necessary to consummate the transaction.

     The Company's President and Chief Executive Officer, Norbert E. Woodhams, and its Senior Vice President of Sales and Marketing, Robert C. Naylor, have signed amended employment agreements committing them to continue working for the Company after the sale. The stated term of employment for each executive is one year, but each agreement will renew automatically and continuously year-to-year unless terminated. Messrs. Woodhams and Naylor are both expected to make significant equity investments in the Company under its new owner.

     MDCP, based in Chicago, is one of the largest and most experienced private equity investment firms in the United States. MDCP currently makes new investments through its most recent fund, Madison Dearborn Capital Partners IV, L.P., a $4 billion investment fund. The Company has been advised that MDCP has $8 billion of equity capital under management and understands that MDCP's objective is to invest in companies in partnership with outstanding management teams to achieve long-term appreciation in equity value.

     MDCP has received and has accepted commitment letters from Wachovia Bank, N.A. and Bank of America, N.A., and certain of their affiliates, committing to provide debt financing for this transaction. The debt financing commitments are subject to conditions typical of LBO financing, such as:

-	The receipt of all consents and approvals necessary or, in the reasonable opinion of the banks, desirable in connection with the transaction;

-	The absence at the closing of a material adverse effect on the business of the Company since March 1, 2003; and

-	Completion of MDCP's purchase of the Company, and the remainder of the transaction, consistent with the terms and conditions of the definitive documentation.

     There is no assurance that any or all of the conditions to the banks' obligations to finance this transaction will be satisfied or waived or that any or all of the other conditions to the buyer's and shareholders' obligations to close the transaction will be satisfied or waived or that the transaction will close in accordance with the agreed-upon terms (or at all).

     Certain statements made in this report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may cause actual events and results to differ materially from expected events and results. As detailed in the Company's other periodic SEC reports, the risks and uncertainties of investing in the Company include, among others: restrictions imposed by the Company's debt instruments; government regulation; general risks of the food industry; adverse changes in food costs and availability of supplies; dependence on key personnel; and potential labor disruption. Consummation of the pending agreement to sell the Company is also subject to satisfaction or waiver of all closing conditions agreed upon by the parties and the buyer's banks, including those mentioned above. In view of these considerations, the Company's noteholders should not place undue reliance on the predictive value of the forward-looking statements made in this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 17, 2004.

PIERRE FOODS, INC.

BY: Name: Title:	/s/ Pamela M. Witters Pamela M. Witters Chief Financial Officer